       1     -- Exhibit 10.5 (Vishay Guaranty)

                           AMENDED AND RESTATED
                              VISHAY GUARANTY



          Vishay Intertechnology, Inc., a Delaware corporation
     ("Guarantor") desires to see the success of its Subsidiaries (as defined below), as follows:

               (a) the Permitted Borrowers, as defined in that certain Amended and Restated Vishay Intertechnology, Inc. $302,500,000 Revolving Credit and Term Loan Agreement dated as of July 18, 1994 among Guarantor, Comerica Bank, a Michigan banking corporation, successor by merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit, as Agent ("Agent") and the Banks (as hereinafter defined), (as amended from time to time, the "Vishay Loan Agreement") and furthermore, Guarantor shall receive direct and/or indirect benefits from extensions of credit made or to be made pursuant to the Vishay Loan Agreement to the Permitted Borrowers; and

               (b) Vishay Beteiligungs GmbH, formerly known as Draloric Electronic GmbH ("Debtor"), a German corporation (and one of the Permitted Borrowers), and furthermore, Guarantor shall receive direct and/or indirect benefits from extensions of credit made or to be made to Debtor pursuant to that certain Amended and Restated Draloric/VBG DM 40,000,000 Revolving Credit and DM 9,506,000 Term Loan Agreement dated as of July 18, 1994, (as amended from time to time, the "DM Loan Agreement") among Debtor, Agent and the Banks and that certain Amended and Restated Roederstein DM 104,315,990.20 Term Loan Agreement of even date herewith among Debtor, Agent and the Banks (as amended from time to time, the "Roederstein Loan Agreement").

          NOW, THEREFORE, to induce each of the Banks (as defined in the Vishay Loan Agreement) to enter into and perform its obligations under the Vishay Loan Agreement, the DM Loan Agreement, the Roederstein Loan Agreement and that certain Vishay Intertechnology, Inc. $200,000,000 Acquisition Loan Agreement of even date herewith among Debtor, Agent and the Banks, the Guarantor has executed and delivered this Amended and Restated Guaranty ("Guaranty") as an amendment and restatement of prior guaranties executed by the Guarantor.

          1. Definitions. Unless otherwise provided herein, all capitalized terms in this Guaranty shall have the meanings specified in the Vishay Loan Agreement, and if not defined therein, then in the DM Loan Agreement or the Roederstein Loan Agreement, as the context requires.

          2. Guaranty. The Guarantor hereby guarantees to the Banks the due and punctual payment to the Banks when due, whether by

       2     -- Exhibit 10.5 (Vishay Guaranty)

     acceleration or otherwise, of all amounts, including interest, due and owing under:

               (a)  (i) any and all Revolving Credit Notes,
          ("Revolving Credit Notes") made or to be made to the order of the Banks by the Permitted Borrowers and any of them, from time to time pursuant to the terms and conditions of the Vishay Loan Agreement; (ii) all other Indebtedness of the Permitted Borrowers, and any of them, under or in connection with the Vishay Loan Agreement; and (iii) all extensions, renewals and amendments of or to such notes or such other Indebtedness (as defined in the Vishay Loan Agreement), or any replacements or substitutions therefor; all of the foregoing being payable in accordance with such Revolving Credit Notes and the Vishay Loan Agreement; and

               (b) those certain Revolving Credit Notes made by Debtor to the order of the Banks pursuant to the DM Loan Agreement ("DM Revolving Notes"), those certain Bid Notes made by Debtor to the order of the Banks pursuant to the DM Loan Agreement ("Bid Notes"), and those certain Term Notes ("DM Term Notes") made by Debtor to the order of the Banks pursuant to the DM Loan Agreement (the DM Revolving Notes, the Bid Notes and the DM Term Notes being referred to collectively herein as the "DM Notes"), and all extensions, renewals and amendments of or to such notes or such other Indebtedness (as defined in the DM Loan Agreement) or any replacements or substitutions therefor, all payable in accordance with the terms and conditions of such DM Notes and the DM Loan Agreement; and

               (c) those certain Term Notes made or to be made by Debtor to the order of the Banks pursuant to the Roederstein Loan Agreement ("Roederstein Term Notes") and all extensions, renewals and amendments of or to such notes or such other Indebtedness (as defined in the Roederstein Loan Agreement) or any replacements or substitutions therefor, all payable in accordance with the terms and conditions of such Roederstein Term Notes and the Roederstein Loan Agreement;

     and hereby agrees that if any Permitted Borrower (including Debtor) shall fail to pay any of such amounts when and as the same shall be due and payable, or shall fail to perform and discharge any covenant, representation or warranty in accordance with the terms of the DM Notes, the DM Loan Agreement, the Revolving Credit Notes, Vishay Loan Agreement, the Roederstein Term Notes, or the Roederstein Loan Agreement, or any other loan or collateral documents executed in connection therewith (the "Loan Documents") the Guarantor will forthwith pay to the Agent, on behalf of the Banks, an amount equal to any such amount or cause each of the Permitted Borrowers, and/or Debtor, as the case

       3     -- Exhibit 10.5 (Vishay Guaranty)

     may be, to perform and discharge any such covenant, representation or warranty, as the case may be, and will pay any and all damages that may be incurred or suffered in consequence thereof by Agent or any of the Banks and all reasonable expenses, including reasonable attorneys' fees, that may be incurred by Agent in enforcing such covenant, representation or warranty of any Permitted Borrower (including Debtor), as the case may be, and in enforcing the covenants and agreements of this Guaranty.

          3. Unconditional Character of Guaranty. The obligations of Guarantor under this Guaranty shall be absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity or enforceability of the Revolving Credit Notes, the Vishay Loan Agreement, the DM Notes, the DM Loan Agreement, the Roederstein Term Notes, the Roederstein Loan Agreement, or any of the other Loan Documents (including, without limitation, the Domestic Guaranty, the Permitted Borrowers Guaranty, and the Roederstein Loan Documents), or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any Person or action to enforce the same, any failure or delay in the enforcement of the obligations of the Permitted Borrowers under the Revolving Credit Notes and the Vishay Loan Agreement, of the Debtor under the DM Notes and the DM Loan Agreement, or of Debtor under the Roederstein Term Notes and the Roederstein Loan Agreement, or any of the other Loan Documents, any failure by Guarantor to have countersigned any request for advance by any of the Permitted Borrowers under the Vishay Loan Agreement, or any setoff, counterclaim, recoupment, limitation, defense or termination. Guarantor hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Revolving Credit Notes executed by the Permitted Borrowers, the Vishay Loan Agreement, the DM Notes and the DM Loan Agreement, or the Roederstein Term Notes, the Roederstein Loan Agreement or any of the other Loan Documents, any right to require a proceeding first against any of the Permitted Borrowers (including Debtor), or against any other guarantor or other party providing collateral, or to exhaust any security for the performance of the obligations of any of the Permitted Borrowers (including Debtor), any protest, presentment, notice or demand whatsoever, and Guarantor hereby covenants that this Guaranty shall not be terminated, discharged or released except, subject to Section 6.8 hereof, upon payment in full of all amounts due and to become due from the Permitted Borrowers (including Debtor) as and to the extent described above, and only to the extent of any such payment, performance and discharge. Guarantor further covenants that no security now or subsequently held by the Agent or the Banks for the payment of the Indebtedness evidenced by the Revolving Credit Notes made by the Permitted Borrowers under the Vishay Loan Agreement, for the payment of the Indebtedness evidenced by the DM Notes made by

       4     -- Exhibit 10.5 (Vishay Guaranty)

     Debtor under the DM Loan Agreement or for the payment of the Indebtedness evidenced by the Roederstein Term Notes made by Debtor under the Roederstein Loan Agreement, or otherwise evidenced or incurred (including, without limitation, the Domestic Guaranty and the Permitted Borrowers Guaranty and any security for any of the foregoing), whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of Agent or the Banks in respect of such security, shall affect in any manner whatsoever the unconditional obligation of this Guaranty, and that the Agent and each of the Banks, in their respective sole discretion and without notice to Guarantor, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligation of this Guaranty.

          Without limiting the generality of the foregoing, such obligations, and the rights of the Agent to enforce the same, on behalf of the Banks, by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by
     (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting any or all of the Permitted Borrowers, Debtor or others or (ii) any change in the ownership of any of the capital stock of any or all of the Permitted Borrowers, or the Debtor, or any other party providing collateral for any indebtedness covered by Guaranty, or any of their respective Affiliates.

          Guarantor hereby waives to the full extent possible under applicable law:

               (a) any defense based upon the doctrine of marshalling of assets or upon an election of remedies by Agent or the Banks, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against the Permitted Borrowers, or any of them, or the Debtor, for reimbursement, or both;

               (b) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

               (c) any duty on the part of Agent or the Banks to disclose to the Guarantor any facts Agent or the Banks may now or hereafter know about any of the Permitted Borrowers or the Debtor, regardless of whether Agent or any Bank has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to

       5     -- Exhibit 10.5 (Vishay Guaranty)

     believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor, since the Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of each of the Permitted Borrowers and the Debtor and of all circumstances bearing on the risk of non-payment of any Indebtedness (defined as applicable) hereby guaranteed;

               (d) any defense arising because of Agent's or the Banks' election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code;

               (e) any claim for reimbursement, contribution, indemnity or subrogation which such Guarantor may have or obtain against the Permitted Borrowers, Debtor, or any of them by reason of the payment by Guarantor of any Indebtedness; and

               (f) any other event or action (excluding Guarantor's compliance with the provisions hereof) that would result in the discharge by operation of law or otherwise of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty.

          The Agent and each of the Banks may deal with the Permitted Borrowers, or any of them, and the Debtor and any security held by them for the obligations of the Permitted Borrowers, or any of them, and the Debtor (as aforesaid) in the same manner and as freely as if this Guaranty did not exist and the Agent shall be entitled, on behalf of Banks, without notice to Guarantor, among other things, to grant to the Permitted Borrowers, or any of them, and/or the Debtor, such extension or extensions of time to perform any act or acts as may seem advisable to the Agent (on behalf of the Banks) at any time and from time to time, and to permit the Permitted Borrowers, or any of them, and/or the Debtor, to incur additional indebtedness to Agent, the Banks, or any of them, without terminating, affecting or impairing the validity or enforceability of this Guaranty or the obligations of Guarantor hereunder.

          The Agent may proceed, either in its own name (on behalf of the Banks) or in the name of the Guarantor, or otherwise, to protect and enforce any or all of its rights under this Guaranty by suit in equity, action at law or by other appropriate proceedings, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Guarantor. Each and every remedy of the Agent and of the Banks shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

       6     -- Exhibit 10.5 (Vishay Guaranty)

          No waiver or release shall be deemed to have been made by the Agent or any of the Banks of any of its rights hereunder unless the same shall be in writing and signed by or on behalf of the Banks, and any such waiver shall be a waiver or release only with respect to the specific matter involved and shall in no way impair the rights of the Agent or any of the Banks or the obligations of Guarantor under this Guaranty in any other respect at any other time.

          At the option of the Agent, Guarantor may be joined in any action or proceeding commenced by the Agent against the Permitted Borrowers, or any of them, and/or the Debtor or any of the other parties providing collateral for any indebtedness covered by this Guaranty in connection with or based upon the Revolving Credit Notes made by the Permitted Borrowers, the Vishay Loan Agreement, the DM Notes, the DM Loan Agreement, the Roederstein Term Notes, the Roederstein Loan Agreement or any of the other Loan Documents or other Indebtedness (defined as applicable, as aforesaid), or any provision thereof, and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor, without any requirement that the Agent or the Banks first assert, prosecute or exhaust any remedy or claim against the Permitted Borrowers, or any of them, the Debtor and/or any of the other parties providing collateral for any Indebtedness covered by this Guaranty.

          4. Continuing Obligation for DM Term Notes. Guarantor acknowledges that, by virtue of this Guaranty (and prior guaranties amended and restated hereby), Guarantor has continued as an obligor on the Indebtedness evidenced by the DM Term Notes without any interruption whatsoever in such status as obligor, Guarantor having previously been obligated on such Indebtedness as primary obligor.

          5. Release of Collateral for Guaranty. Concurrently herewith, Comerica Bank, as agent under the Prior Loan
     Agreements, and the Prior Banks, have undertaken to release the Collateral delivered to secure the Prior Guaranty (as hereafter defined).

          6.   Miscellaneous.

          6.1  Governing Law. This Guaranty has been delivered in
     Michigan and shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and be enforceable in, the State of Michigan, Guarantor hereby consenting to the jurisdiction of state and all federal courts sitting in such state.

          6.2 Severability. If any term or provision of this Guaranty or the application thereof to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this

       7     -- Exhibit 10.5 (Vishay Guaranty)

     Guaranty, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

          6.3 Notice. All notices and other communications to be made or given pursuant to this Guaranty shall be sufficient if made or given in writing and delivered by messenger or deposited in the U.S. mails, registered or certified first class mail, and addressed as provided under the Vishay Loan Agreement, or at such other addresses as directed by any of such parties to the others, as applicable, in compliance with this paragraph.

          6.4 Right of Offset. Guarantor acknowledges the rights of the Agent and of each of the Banks to offset against the Indebtedness of Guarantor to the Banks under this Guaranty, any amount owing by the Agent or the Banks, or either or any of them to the Guarantor, whether represented by any deposit of Guarantor with the Agent or any of the Banks or otherwise.

          6.5 Right to Cure. Guarantor shall have the right to cure any Event of Default under the Vishay Loan Agreement (with respect to obligations of the Permitted Borrowers), the DM Loan Agreements (with respect to Debtor), the Roederstein Loan Agreement (with respect to Debtor) or the Loan Documents; provided that such cure is effected within the applicable grace period or period for cure, if any; and provided further that such cure can be effected in compliance with the Vishay Loan Agreement (with respect to the obligations of any of the Permitted Borrowers), DM Loan Agreement (with respect to the obligations of Debtor), or Roederstein Loan Agreement (with respect to the obligations of Debtor) and other Loan Documents (including without limitation the Vishay Loan Agreement). Except to the extent of payments of principal and/or interest on the Revolving Credit Notes made by the Permitted Borrowers, the DM Notes or the Roederstein Term Notes actually received by the Agent (or the Banks) pursuant to such cure, the exercise of such right to cure by Guarantor shall not reduce or otherwise affect the liability of Guarantor under this Guaranty.

          6.6 Financial Statements. The Guarantor shall provide Agent (with a copy for each of the Banks), commencing as of the date of this Guaranty, with quarterly and annual financial statements substantially in accordance with the requirements set forth in the Vishay Loan Agreement.

          6.7 Amendments. The terms of this Guaranty may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except as provided herein and in accordance with the Vishay Loan Agreement, the DM Loan Agreement and the Roederstein Loan Agreement.

       8     -- Exhibit 10.5 (Vishay Guaranty)

          6.8 Release. Upon the satisfaction by Guarantor of its obligations hereunder and its direct obligations under the Vishay Loan Agreement and Roederstein Loan Agreement and its Notes executed pursuant thereto, and when Guarantor is no longer subject to any obligation hereunder or thereunder, the Agent shall deliver to Guarantor, upon written request therefor, (i) a written release of this Guaranty and (ii) appropriate discharges of any Collateral provided by Guarantor for this Guaranty; provided however that, the effectiveness of this Guaranty shall continue or be reinstated, as the case may be, in the event: (x) that any payment received or credit given by the Agent or the Banks, or any of them, is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal or national law of any jurisdiction, including laws pertaining to bankruptcy or insolvency, and this Guaranty shall thereafter be enforceable against Guarantor as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Agent or the Banks, and whether or not the Agent or any Bank relied upon such payment or credit or changed its position as a consequence thereof or (y) that any liability is imposed, or sought to be imposed against the Agent or the Banks, or any of them, relating to the environmental condition of any property mortgaged or pledged to Agent on behalf of the Banks by Guarantor, any Permitted Borrower or Debtor or any other party as collateral (in whole or part) for any indebtedness or obligation evidenced or secured by this Guaranty, whether such condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after acquisition by Agent or any Bank of any such property, in lieu of foreclosure or otherwise, due to the wrongful act or omission of Agent or such Bank) in which event this Guaranty shall thereafter be enforceable against Guarantor to the extent of all liabilities, costs and expenses (including reasonable attorneys fees) incurred by Agent or Banks as the direct or indirect result of any such environmental condition. For purposes of this Guaranty "environmental condition" includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface strata and the ambient air.

          6.9 Consent to Jurisdiction; Waiver of Jury Trial. Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Guaranty or any of the Loan Documents and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Guarantor irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State

       9     -- Exhibit 10.5 (Vishay Guaranty)

     of Michigan by the delivery of copies of such process to Guarantor at its address specified in Section 6.3 hereof or by certified mail direct to such address. This Guaranty is subject to the waiver of jury trial contained in Section 9.4 of the Vishay Loan Agreement.

          6.10 Amendment and Restatement. This Guaranty is given in substitution for and amends and restates and replaces in its entirety the Amended and Restated Vishay Guaranty dated as of January 29, 1993 (the "Prior Guaranty") executed and delivered by Guarantor in connection with the Vishay Loan Agreement, the DM Loan Agreement and the Roederstein Loan Agreement. Nothing herein contained shall impair or otherwise affect the security interests or liens established or continued thereunder or in connection therewith, which security interests and liens shall continue in full force and effect.

          IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of July 18, 1994.


                                        VISHAY INTERTECHNOLOGY, INC.



                                        By:_____________________________

                                             Its:_______________________

     ACCEPTED BY:

     COMERICA BANK, as Agent, on
     behalf of the Banks



     By:_____________________________

          Its:_______________________